As filed with the Securities and Exchange Commission on May 30, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DLH HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305
(866) 952-1647
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kathryn M. JohnBull
Chief Financial Officer
3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305
(866) 952-1647
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Victor J. DiGioia, Esq.
Michael A. Goldstein, Esq.
Becker New York, P.C.
45 Broadway, 17th Floor
New York, New York 10006
(212) 599-3322
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED May 30 , 2023
PROSPECTUS
$100,000,000
DLH HOLDINGS CORP.
Common Stock
Preferred Stock
Warrants
Rights
Units
We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock; rights to purchase common stock or preferred stock; either individually or in units comprised of any such securities, from time to time under this prospectus. The maximum aggregate offering price for these securities will not exceed $100,000,000.
This prospectus provides a general description of the securities we may offer. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities. The prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 32.
Our common stock is traded on the Nasdaq Capital Market under the symbol “DLHC.” On May 26, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $9.11 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any prospectus supplement that we may file and in the documents we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The date of this prospectus is ____, 2023

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may sell, from time to time, common stock, preferred stock, warrants, rights, or units in one or more offerings, up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may add, update, or change the information contained in this prospectus. You should read this prospectus and any supplements, together with any documents incorporated by reference into this prospectus or any prospectus supplement carefully and the additional information described under “Where You Can Find More Information,” before you decide to invest in any of these securities. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
The SEC allows us to incorporate into this prospectus certain information contained in other documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The reports and other documents that we file after the date of this prospectus will modify, supplement and supersede the information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus or any prospectus supplement, and, if given or made, you must not rely on any such information or representation as being authorized by us.
This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of such prospectus, regardless of the time of delivery of the prospectus or any sale of these securities.
Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “DLH” and the “Company” refer to DLH Holdings Corp. and its subsidiaries. Our logo, trademarks and service marks are the property of DLH. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read this entire prospectus, any applicable prospectus supplement, and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.
General
DLH Holdings Corp. is a provider of technology-enabled business process outsourcing and program management solutions, primarily to improve and better deploy large-scale federal health and human service initiatives. We enhance public health and national security readiness missions through science, technology, cyber, and engineering solutions and services. We are primarily focused on improving and better deploying large-scale federal health and human service initiatives. We derive 99% of our revenue from agencies of the Federal government, providing services to several agencies including the Department of Veteran Affairs (“VA”), Department of Health and Human Services (“HHS”), Department of Defense (“DoD”), and Department of Homeland Security, (“DHS”). The following table summarizes revenue by customer for the three months ended March 31, 2023 and 2022 as follows (in thousands and percent):

	March 31,
	2023		2022
	Revenue	Percent of total revenue	Revenue	Percent of total revenue
Department of Veterans Affairs	$34,883	35.1%	$30,733	28.3%
Department of Health and Human Services	38,204	38.4%	27,584	25.4%
Department of Defense	18,972	19.1%	8,460	7.8%
Department of Homeland Security	126	0.1%	39,978	36.8%
Other customers with less than 10% share of total revenue	7,232	7.3%	1,944	1.7%
Total revenue	$99,417	100.0%	$108,699	100.0%
We operate primarily through prime contracts awarded by the government through competitive bidding processes. We have a diverse mix of contract vehicles with various agencies of the United States Government, which supports our overall corporate growth strategy. Our revenue is distributed to time and materials contracts, cost reimbursable contracts, and firm fixed price contracts. We also provide services under Indefinite Duration, Indefinite Quantity and government wide acquisition contracts, such as General Services Administration schedule contracts. We currently hold multiple GSA schedule contracts under which we provide services that constitute a significant percentage of our total revenue. These Federal contract schedules are renewed on a recurring basis for multi-year periods.
We provide solutions to three market focus areas: Defense and Veteran Health Solutions, Human Solutions and Services, and Public Health and Life Sciences. We deliver domain-specific expertise, industry best-practices and innovations to customers across these markets leveraging seven core competencies: secure data analytics, clinical trials and laboratory services, case management, performance evaluation, system modernization, operational logistics and readiness, and strategic digital communications. We manage our operations from its principal executive office in Atlanta, Georgia, and we have a complementary headquarters office in Silver Spring, Maryland. We employ over 3,200 skilled employees working throughout the United States and one location overseas.
Major Contracts
We operate primarily through prime contracts awarded by the government through competitive bidding processes. We have a diverse mix of contract vehicles with various agencies of the United State government, which supports our overall corporate growth strategy. Our Federal contract schedules are renewed on a recurring basis for multi-year periods.

The revenue attributable to the VA was derived from 16 separate contracts for our performance of pharmacy and logistics services in support of the VA’s consolidated mail outpatient pharmacy program, or CMOP program.
•Nine contracts for pharmacy services, which represent revenues of approximately $39.4 million and $32.7 million for the six months ended March 31, 2023 and 2022, respectively, are currently operating under a bridge contract through October 2023.
•Seven contracts for logistics services, which represent revenues of approximately $29.2 million and $26.2 million for the six months ended March 31, 2023 and 2022, respectively, are currently operating under a bridge contract through November 2023.
The VA has issued a request for proposal for healthcare logistics and pharmacy services for each CMOP location. The procurement was set-aside for a service-disabled veteran owned small business, or a SDVOSB, to be solicited as the prime contractor. DLH maintains relationships with SDVOSB partners. Should the new contracts for performance of these services be awarded to a partner of DLH, we expect to continue to perform a significant amount of the contract’s volume of business as a subcontractor. Should the VA conclude that an award to an SDVOSB prime contractor is not in the best interest of the government, they may reissue a solicitation in an unrestricted competition. DLH believes that its service excellence over many years on the program would provide an advantage in an unrestricted competition.
Our contract with HHS in support of the Head Start program generated $17.6 million and $15.7 million of revenue for the six months ended March 31, 2023 and 2022, respectively. This contract has a period of performance through April 2025.
We remain dependent upon the continuation of our relationships with the VA and HHS. Our results of operations, cash flows, and financial condition would be materially adversely affected if we were unable to continue our relationship with either of these customers, if we were to lose any of our material current contracts, or if the amount of services we provide to them was to be materially reduced.
Acquisition of Grove Resource Solutions, LLC and Financing Arrangements
On December 8, 2022, we acquired Grove Resource Solutions, LLC for a total purchase price of $188.0 million, inclusive of the working capital adjustments calculated under the acquisition agreement. The purchase price was comprised of $181.5 million in cash and $6.5 million of shares of Common Stock. We funded the purchase price and the costs and expenses of the acquisition through a combination of cash on hand and borrowings under our amended and restated credit facility. To finance the purchase price, we entered into a credit agreement with First National Bank of Pennsylvania, as administrative agent, F.N.B. Capital Markets, Manufacturers and Traders Trust Company, and Atlantic Union Bank as joint lead arrangers, and certain other lenders. The credit agreement provides for an aggregate credit commitment of up to $260 million to finance the acquisition, consisting of a syndicated term loan of $190 million and a revolving credit facility of up to $70 million. The term loans and revolving credit facility mature on December 8, 2027 and are secured by liens on substantially all of our assets. As of March 31, 2023, the outstanding loan balance on the term loan was approximately $182.9 million and there was $21.3 million drawn under the revolving credit facility.
Risks Associated with Our Business
Investing in our securities involves a high degree of risk. These risks are discussed more fully in the “Risk Factors” section of this prospectus. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and in our other reports filed with the SEC, together with all of the other information contained in or incorporated by reference in this prospectus.
The Offering
From time to time we may offer common stock, preferred stock, warrants, rights, and units at an aggregate initial offering price not to exceed $100,000,000. The warrants or rights that we may offer will consist of warrants or rights to purchase any of the other securities that may be sold under this prospectus and the units that we may offer will be comprised of combinations of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:
•in the case of common stock, the offering price and number of shares;
•in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, dividend rate, if any (which may be fixed or variable), time of payment and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on future issuances, any listing on a securities exchange and any other terms of the preferred stock;
•in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;
•in the case of rights, the offering price, designation and terms of the security purchasable upon exercise of the right (which may be common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, and any other terms of the rights; and
•in the case of units, the terms of the units offered and the terms of the underlying securities comprising the units (which may be common or preferred stock, rights or warrants), and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will also contain the following information about the offered securities: names of any lead or managing underwriters or agents and a description of any underwriting or agency arrangements; and any underwriting discounts and commissions or agency fees, and our net proceeds. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.
Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment and stabilizing transactions in such securities and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution” in this prospectus.
Corporate History
DLH Holdings Corp., a New Jersey corporation, provides government services both as a prime contractor as well as partnering with other government contractors. DLH was founded in 1969 and is a holding company whose direct 100%-owned operating subsidiaries include DLH Solutions, Inc., Danya International LLC, Social & Scientific Systems, Inc., Irving Burton Associates, LLC, and Grove Resource Solutions, LLC. Our principal executive offices are located at 3565 Piedmont Road, NE, Building 3- Suite 700, Atlanta, GA 30305. We maintain an Internet site at www.dlhcorp.com. The information on our website is not incorporated by reference into this prospectus and you should not consider it to be a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks that will be discussed in the applicable prospectus supplement, the risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any of the risks we describe below, any applicable prospectus supplement or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”
Risks Relating to Our Business and the Industry in which we Compete
We depend on contracts with the Federal government for virtually all of our revenue and our business could be seriously harmed if the Federal government decreased or ceased doing business with us.
At present, we derive 99% of our revenue from agencies of the Federal government, primarily as a prime contractor but also as a subcontractor to other Federal prime contractors. In addition, substantially all accounts receivable, including unbilled accounts receivable, are from agencies of the U.S. Government. We believe that the credit risk associated with our receivables is limited due to the creditworthiness of these customers. In general, if we were suspended or debarred from contracting with the Federal government or if the government otherwise ceased doing business with us or significantly decreased the amount of business it does with us, our business, financial condition and operating results would be materially and adversely affected.
A significant portion of our revenue is concentrated in a small number of contracts and we could be seriously harmed if we were unsuccessful in our recompete efforts on these contracts.
We are dependent upon the continuation of our relationships with the VA and HHS as a significant portion of our revenue is concentrated in a small number of contracts with these customers. There can be no assurance as to the actual amount of services that we will ultimately provide to VA and HHS under our current contracts, or that we will be successful in recompete efforts. As described in greater detail above under the caption “Prospectus Summary – Major Contracts”, our contracts with the VA for the provision of services to its CMOP operations are expected to be subject to renewal solicitations. We believe that our strong working relationships and effective service delivery support ongoing performance for the terms of the contracts and recompete efforts as a prime or subcontractor. Our results of operations, cash flows and financial condition would be materially adversely affected if we were unable to continue our relationship with either of these customers, if we were to lose any of our material current contracts, or if the amount of services we provide to them is materially reduced.
The U.S. government may prefer veteran-owned, minority-owned, women-owned, small, and small disadvantaged businesses; therefore, we may have fewer opportunities to bid for or could lose a portion of our existing work to small businesses.
As a result of the Small Business Administration set-aside program, the U.S. government may decide to restrict certain procurement activity only to bidders that qualify as veteran-owned, minority-owned, women-owned, small, or small disadvantaged businesses. In such cases, we would not be eligible to perform as a prime contractor on those programs and would be limited to work as a subcontractor on those programs. As previously reported, various agencies within the Federal government have policies that support small business goals, including the adoption of the “Rule of Two” by the VA, which provides that the agency shall award contracts by restricting competition for the contract to service-disabled or other veteran owned businesses. To restrict competition pursuant to this rule, the contracting officer must reasonably expect that at least two of these businesses, which are capable of delivering the services, will submit offers and that the award can be made at a fair and reasonable price that offers the best value to the United States. The effect of these set-aside provisions may limit our ability to compete for prime contractor positions on programs that we have targeted for growth and to maintain our prime contractor position as current contracts are subject to renewal.
Loss of our GSA schedule contracts or other contracting vehicles could impair our ability to win new business and perform under existing contracts.
We currently hold multiple GSA schedule contracts, including a Federal supply schedule contract for professional and allied healthcare services and the logistics worldwide services contract. If we were to lose one or more of these contracts or other contracting vehicles, we could lose a significant revenue source and our operating results and financial condition could be materially and adversely affected.
Future legislative or government budgetary and spending changes could negatively impact our business.
U.S. Government programs are subject to annual congressional budget authorization and appropriation processes. For many programs, Congress appropriates funds on a fiscal year basis even though the program performance period may extend over several years. Consequently, programs are often partially funded initially and additional funds are committed only as Congress makes further appropriations. Further, congressional seats may change during election years, and the balance of spending priorities may change along with them. When Congress is, or Congress and the administration are, unable to agree on budget priorities or specifics, and thus unable to pass annual appropriations bills on a timely basis, Congress typically enacts a continuing resolution. Continuing resolutions generally allow federal government agencies and departments to operate at spending levels based on the previous fiscal year. When agencies and departments operate on the basis of a continuing resolution, funding we expect to receive from clients for work we are already performing and for new initiatives may be delayed or canceled. Congress and the administration have from time to time failed to agree on a continuing resolution, resulting in temporary shutdowns of non-essential federal government functions and our work on such functions. Thus, the failure by Congress and the administration to enact appropriations bills in a timely manner can result in the loss of revenue and profit when federal government agencies and departments are required to cancel or change existing or new initiatives or the deferral of revenue and profit to later periods due to shutdowns or delays in implementing existing or new initiatives.
We may experience disruption of existing programs, delays in contract awards, and other actions, including partial or complete contract terminations. In recent years past, we have seen frequent debates regarding the scope of funding of our customers, thereby leading to budgetary uncertainty for our Federal customers. Changes in Federal government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, a shift of expenditures away from programs that we support or a change in Federal government contracting policies could cause Federal government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts. In the event the budgets or the budgetary priorities of the U.S. Government entities with which we do business are delayed, decreased or underfunded, our consolidated revenues and results of operations could be materially and adversely affected.
There is also the possibility that Congress will fail to raise the U.S. debt ceiling when necessary which, in addition to resulting in federal government shutdowns, could significantly impact the U.S. and global economy, affecting the discretionary spending decisions of our non-governmental clients and affecting the capital markets and our access to related sources of liquidity on terms that are acceptable to us. The delayed or decreased funding or shutdown of many parts of the federal government, including agencies, departments, programs, and projects we support, could have a substantial negative affect on our revenue, profit, and cash flows. Budget compromises that may be needed for future fiscal years may continue to be extraordinarily difficult given the complicated grassroots political environment, a closely divided Congress, an increasing federal deficit and debt load, and a challenged economy.

The markets in which we operate are highly competitive, and many of the companies we compete against have substantial resources. Further, the U.S. Government contract bid process is highly competitive, complex and sometimes lengthy, and is subject to protest and implementation delays.
The markets in which we operate are highly competitive. Further, many of our contracts and task orders with the Federal government are awarded through a competitive bidding process, which is complex and sometimes lengthy. We expect that much of the opportunities we will seek in the foreseeable future will be awarded through competitive bidding. Furthermore, budgetary pressures and developments in the procurement process have caused many government customers to increasingly purchase goods and services through IDIQ contracts, GSA schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that we make sustained post-award efforts to realize revenue under each such contract. Many of our competitors are larger and have greater resources than we do, larger client bases and greater brand recognition. Our competitors, individually or through relationships with third parties, may be able to provide clients with different or greater capabilities or benefits than we can provide. If we are unsuccessful in competing with these other companies, our revenues and margins may materially decline.
Overall, the competitive bidding process presents a number of risks, including the following: (i) we expend substantial cost and managerial time and effort to prepare bids and proposals for contracts that we may not win, and to defend those bids through any protest process; (ii) we may be unable to estimate accurately the resources and cost structure that will be required to service any contract we win; and (iii) we may encounter expenses and delays if our competitors protest or challenge awards of contracts to us in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract. If we are unable to win particular contracts, we may be prevented from providing the services that are purchased under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected and that could cause our actual results to differ materially and adversely from those anticipated. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts could cause our actual results to differ materially and adversely from those anticipated.
If a bid is won and a contract awarded, there still is the possibility of a bid protest or other delays in implementation. Our business could be adversely affected by delays caused by our competitors protesting major contract awards received by us, resulting in the delay of the initiation of work. It can take many months to resolve protests by one or more of our competitors of contract awards we receive. The resulting delay in the startup and funding of the work under these contracts may cause our actual results to differ materially and adversely from those anticipated, and there can be no assurance that such protest process or implementation delays will not have a material adverse effect on our financial condition or results of operations in the future.
Our business may suffer if we or our employees are unable to obtain and maintain the necessary security clearances or other qualifications required to perform services for our clients.
Many Federal government contracts require us to have security clearances and employ personnel with specified levels of education, work experience and security clearances. Depending on the level of clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees lose or are unable to obtain necessary security clearances, we may not be able to win new business and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which could cause our results to differ materially and adversely from those anticipated.
Our business is regulated by complex federal procurement and contracting laws and regulations, and we are subject to periodic compliance reviews by governmental agencies.
We must comply with complex laws and regulations relating to the formation, administration, and performance of Federal government contracts, including the Federal Acquisition Regulation, which, among other things, requires us to certify and disclose cost and pricing data and to divest work in the event of certain organizational conflicts of interest. These laws and regulations create compliance risk and affect how we do business with our federal agency clients, and may impose added costs on our business. The government may in the future reform its procurement practices or adopt new contracting rules and regulations, including cost accounting standards, that could be costly to satisfy or that could impair our ability to obtain new contracts. Additionally, the government may face restrictions from new legislation, regulations or government union pressures, on the nature and amount of services the government may obtain from private contractors. Any reduction in the government’s use of private contractors to provide federal services could cause our actual results to differ materially and adversely from those anticipated.
Our performance on our U.S. Government contracts and our compliance with applicable laws and regulations, including submission of invoices to our customers, are subject to audit by the government. The scope of any such audits could span multiple fiscal years. These agencies review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also evaluate the adequacy of internal controls over our business systems, including our purchasing, accounting, estimating, earned value management, and government property systems. Any costs found to be improperly allocated or assigned to contracts will not be reimbursed, and any such costs already reimbursed must be refunded and certain penalties may be imposed. Moreover, if any of the administrative processes and systems are found not to comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts or collect our revenues in a timely manner. Therefore, an unfavorable outcome of an audit could cause actual results to differ materially and adversely from those anticipated. If a government review or investigation uncovers illegal activities or activities not in compliance with a particular contract's terms or conditions, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, harm to our reputation, suspension of payments, fines, and suspension or debarment from doing business with Federal government agencies. Any of these events could lead to a material reduction in our revenues, cash flows and operating results. Further, as the reputation and relationships that we have established and currently maintain with government personnel and agencies are important to our ability to maintain existing business and secure new business, damage to our reputation or relationships could have a material adverse effect on our revenue and operating results.
Federal government contracts may be terminated at will and may contain other provisions unfavorable to us.
Many of the U.S. Government programs in which we participate as a contractor or subcontractor may extend for several years. The U.S. Government may modify, curtail or terminate its contracts and subcontracts for convenience and to the extent that a contract award contemplates one or more option years, the Government may decline to exercise such option periods. Accordingly, the maximum contract value specified under a government contract or task order awarded to us is not necessarily indicative of the revenue that we will realize under that contract. Due to our dependence on these programs, the modification, curtailment or termination of our major programs or contracts may have a material adverse effect on our results of operations and financial condition. In addition, Federal government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies, some of which are not typically found in commercial contracts, including allowing the government to (i) cancel multi-year contracts and related orders if funds for contract performance for an subsequent year become unavailable; (ii) claim rights in systems and software developed by us; (iii) suspend or debar us from doing business with the Federal government or with a governmental agency; and (iv) impose fines and penalties and subject us to criminal prosecution. If the government terminates a contract for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, we may be unable to recover even those amounts and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. Depending on the value of a contract, such termination could cause our actual results to differ materially and adversely from those anticipated.
Certain contracts also contain organizational conflict of interest (OCI) clauses that limit our ability to compete for or perform certain other contracts. OCIs arise any time we engage in activities that (i) make us unable or potentially unable to render impartial assistance or advice to the government; (ii) impair or might impair our objectivity in performing contract work; or (iii) provide us with an unfair competitive advantage. For example, when we work on the design of a particular system, we may be precluded from competing for the contract to develop and install that system. Depending upon the value of the matters affected, an OCI issue that precludes our participation in or performance of a program or contract could cause our actual results to differ materially and adversely from those anticipated.
We may be subject to fines, penalties and other sanctions if we do not comply with laws governing our business.
Our business lines operate within a variety of complex regulatory schemes, including but not limited to the Federal Acquisition Regulations, Federal Cost Accounting Standards, the Truth in Negotiations Act, as well as the regulations governing accounting standards. If a government audit finds improper or illegal activities by us or we otherwise determine that these activities have occurred, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or disqualification from doing business with the government. Any adverse determination could adversely impact our ability to bid in response to Requests for Proposals in one or more jurisdictions. Further, as a government contractor subject to the types of regulatory schemes described above, we are subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which private sector companies are not, the result of which could have a material adverse effect on our operating results, cash flows and financial condition.
We may not receive the full amounts authorized under the contracts included in our backlog, which could reduce our revenue in future periods below the levels anticipated.
Our total backlog consists of funded and unfunded amounts and may include estimates and assumptions about matters that cannot be determined with certainty at the time the backlog is calculated. Funded backlog represents contract value that has been appropriated by a customer and is expected to be recognized into revenue. Unfunded backlog represents the sum of the unappropriated contract value on executed contracts and unexercised option years that is expected to be recognized into revenue. The maximum contract value specified under a government contract or task order awarded to us is not necessarily indicative of the revenue that we will realize under that contract. For example, we generate revenue from IDIQ contracts, which do not require the government to purchase a pre-determined amount of goods or services under the contract. Action by the government to obtain support from other contractors or failure of the government to order the quantity of work anticipated could cause our actual results to differ materially and adversely from those anticipated. Additionally, many of our multi-year contracts may only be partially-funded at any point during their term with the unfunded portion subject to future appropriations by Congress. As a result of a lack of appropriated funds or efforts to reduce Federal government spending, our backlog may not result in revenue. Accordingly, our backlog may not result in actual revenue in any particular period, or at all, which could cause our actual results to differ materially and adversely from those anticipated.
Our business growth and profitable operations require that we develop and maintain strong relationships with other contractors with whom we partner or otherwise depend on.
We may enter into future teaming ventures with other companies, which carry risk in regards to maintaining strong, trusted working relationships in order to successfully fulfill contract obligations. Teaming arrangements may include being engaged as a subcontractor to a prime contractor, engaging a subcontractor on a contract for which we are the prime contractor, or entering into a joint venture with another company. We may lack control over fulfillment of such contracts, and poor performance on the contract could impact our customer relationship, even if we perform as required. We expect to depend on relationships with other contractors for a portion of our revenue in the foreseeable future. Our revenue and operating results could differ materially and adversely from those anticipated if any such prime contractor or teammate chooses to offer directly to the client services of the type that we provide or if they team with other companies to provide those services.
Restrictions on or other changes to the federal government’s use of service contracts may harm our operating results.
We derive virtually all of our revenue from service contracts with the Federal government. The government may face restrictions from new legislation, regulations or government union pressures, on the nature and amount of services the government may obtain from private contractors (i.e., insourcing versus outsourcing). Any reduction in the government’s use of private contractors to provide federal services could cause our actual results to differ materially and adversely from those anticipated.
Our earnings and margins may vary based on the mix of our contracts and programs.
Our backlog presently includes cost reimbursable, time-and-materials, and firm-fixed-price contracts. Our earnings and margins may vary depending on the relative mix of contract types, the costs incurred in their performance, the achievement of other performance objectives and the stage of performance at which the right to receive fees, particularly under incentive and award fee contracts, is finally determined.
Our employees, or those of our teaming partners, may engage in misconduct or other improper activities which could harm our business.
We are exposed to risk from misconduct or fraud by our employees, or employees of our teaming partners. Such violations could include intentional disregard for Federal government procurement regulations, engaging in unauthorized activities, seeking reimbursement for improper expenses, or falsifying time records. Employee misconduct could also involve the improper use of our clients' sensitive or classified information and result in a serious harm to our reputation. While we have appropriate policies in effect to deter illegal activities and promote proper conduct, it is not always possible to deter employee misconduct. Precautions to prevent and detect this activity may not be effective in controlling such risks or losses. As a result of employee misconduct, we could face fines and penalties, loss of security clearance and suspension or debarment from contracting with the Federal government, which could materially and adversely affect our business, results of operations, financial condition, cash flows, and liquidity.
If our subcontractors do not perform their contractual obligations, our performance as a prime contractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially and adversely from those anticipated.
Our performance of government contracts may involve the issuance of subcontracts to other companies upon which we rely to perform all or a portion of the work we are obligated to deliver to our customers. Unsatisfactory performance by one or more of our subcontractors to deliver on a timely basis the agreed-upon supplies, perform the agreed-upon services, or appropriately manage their vendors may materially and adversely impact our ability to perform our obligations as a prime contractor. A subcontractor’s performance deficiency could result in the government terminating our contract for default. A default termination could expose us to liability for excess costs of reprocurement by the government and have a material adverse effect on our ability to compete for future contracts and task orders. Depending upon the level of problem experienced, such problems with subcontractors could cause our actual results to differ materially and adversely from those anticipated.
The federal government’s appropriation process and other factors may delay the collection of our receivables, and our business may be adversely affected if we cannot collect our receivables in a timely manner.
We depend on the collection of our receivables to generate cash flow, provide working capital, pay debt and continue our business operations. If the Federal government or any prime contractor for whom we are a subcontractor fails to pay or delays the payment of their outstanding invoices for any reason, our business and financial condition may be materially and adversely affected. The government may fail to pay outstanding invoices for a number of reasons, including lack of appropriated funds or lack of an approved budget. Contracting officers have the authority to impose contractual withholdings, which can also adversely affect our ability to collect timely. If we experience difficulties collecting receivables, it could cause our actual results to differ materially and adversely from those anticipated. In addition, from time to time, when we are awarded a contract, we incur significant expenses before we receive any contract payments. These expenses include leasing and outfitting office space, purchasing office equipment, and hiring personnel. In other situations, contract terms provide for billing upon achievement of specified project milestones. As a result, in these situations, we are required to expend significant sums of money before receiving related contract payments. In addition, payments due to us from government agencies may be delayed due to billing cycles or as a result of failures by the government to approve governmental budgets in a timely manner. In addition to these factors, poor execution on project startups could impact us by increasing our use of cash. In certain circumstances, we may defer recognition of costs incurred at the inception of a contract. Such action assumes that we will be able to recover these costs over the life of the contract. To the extent that a project does not perform as anticipated, these deferred costs may not be considered recoverable resulting in an impairment charge.
Risks Relating to Our Information Technology Systems and Intellectual Property
We are highly dependent on the proper functioning of our information systems.
We are highly dependent on the proper functioning of our information systems in operating our business. Critical information systems used in daily operations match employee resources and client assignments and track regulatory credentialing. They also perform payroll, billing and accounts receivable functions. While we have multiple back up plans for these types of contingencies, our information systems are vulnerable to fire, storm, flood, power loss, telecommunication outages, physical break-ins, cyber-attack, ransomware, and similar events. If our information systems become inoperable, or are otherwise unavailable, these functions would have to be accomplished manually, which in turn could impact our financial viability, due to the increased cost associated with performing these functions manually.
Our systems and networks may be subject to cybersecurity breaches.
Many of our operations rely heavily upon technology systems and networks to receive, input, maintain and communicate participant and client data pertaining to the programs we manage. Any systems failures, whether caused by us, a third-party service provider, or unauthorized intruders and hackers, or due to situations such as computer viruses, natural disasters, or power shortages, could cause loss of data or interruptions or delays in our business or that of our customers. If our systems or networks were compromised by a security breach, we could be adversely affected by losing confidential or protected information of program participants and clients, and we could suffer reputational damage and a loss of confidence from prospective and existing clients. Similarly, if our internal networks were compromised, we could be adversely affected by the loss of proprietary, trade secret or confidential technical and financial data. The loss, theft or improper disclosure of that information could subject us to sanctions under the relevant laws, lawsuits from affected individuals, negative press articles and a loss of confidence from our government clients, all of which could adversely affect our existing business, future opportunities and financial condition. Further, our property and cyber insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our actual results could differ materially and adversely from those anticipated. In addition, in order to provide services to our customers, we often depend upon or use customer systems that are supported by the customer or third parties. Any security breach or system failure in such systems could result in an interruption of our customer’s operations which could cause us to experience significant delays under a contract, and a material adverse effect on our results of operations.
Additionally, a number of projects require us to receive, maintain and transmit protected health information or other types of confidential personal information. That information may be regulated by the Health Insurance Portability and Accountability Act, the Health Information Technology for Economic and Clinical Health Act of 2009, Internal Revenue Service regulations and other laws. The loss, theft or improper disclosure of that information could subject us to sanctions under these laws, breach of contract claims, lawsuits from affected individuals, negative press articles and a loss of confidence from our government clients, all of which could adversely affect our existing business, future opportunities and financial condition.
Failure to adequately protect, maintain, or enforce our rights in our intellectual property may adversely limit our competitive position.
We rely upon a combination of nondisclosure agreements and other contractual arrangements, as well as copyright, trademark, and trade secret laws to protect our proprietary information. We also enter into proprietary information and intellectual property agreements with employees, which require them to disclose any inventions created during employment, to convey such rights to inventions to us, and to restrict any disclosure of proprietary information. Trade secrets are generally difficult to protect. Although our employees are subject to confidentiality obligations, this protection may be inadequate to deter or prevent misappropriation of our confidential information and/or the infringement of our trademarks and copyrights. Further, we may be unable to detect unauthorized use of our intellectual property or otherwise take appropriate steps to enforce our rights. Failure to adequately protect, maintain, or enforce our intellectual property rights may adversely limit our competitive position.
We may face from time to time, allegations that we or a supplier or customer have violated the intellectual property rights of third parties. If, with respect to any claim against us for violation of third-party intellectual property rights, we are unable to prevail in the litigation or retain or obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely or cost-efficient basis, our business and competitive position may be adversely affected. Any infringement, misappropriation or related claims, whether or not meritorious, are time consuming, divert technical and management personnel, and are costly to resolve. As a result of any such dispute, we may have to develop non-infringing intellectual property, pay damages, enter into royalty or licensing agreements, cease utilizing certain products or services, or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.
Risks related to our Acquisition of GRSi and Future Acquisitions
Our indebtedness following the completion of the GRSi acquisition is significant and could adversely affect our business and our ability to meet our obligations.
In connection with the GRSi acquisition, we incurred significant additional indebtedness. Our new indebtedness contains financial or other covenants that limit our operational flexibility. In addition, our increased indebtedness of could adversely affect us in a number of other ways, including:
•causing us to be less able to take advantage of business opportunities, such as other acquisition opportunities, and to react to changes in market or industry conditions;
•increasing our vulnerability to adverse economic, industry, or competitive developments;
•affecting our ability to pay or refinance debts as they become due during adverse economic, financial market, and industry conditions;
•requiring us to use a larger portion of cash flow for debt service, reducing funds available for other purposes;
•decreasing our profitability and/or cash flow;
•causing us to be disadvantaged compared to competitors with less leverage; and
•limiting our ability to borrow additional funds in the future to fund working capital, capital expenditures, and other general corporate purposes.
We may experience difficulties in integrating our operations with those of GRSi and realizing the expected benefits of these acquisitions.
Although we currently anticipate that the GRSi acquisition will be accretive to earnings per share in fiscal 2024, this expectation is based on assumptions about our business and preliminary estimates, which may change materially. The benefits of the acquisition will depend, in part, on our ability to successfully combine the businesses of DLH and GRSi and realize the anticipated benefits, including business opportunities and growth prospects from combining our businesses. We may not achieve these objectives within the anticipated time frame or may never realize these benefits and the value of our common stock may be harmed. The acquisition involves the integration of GRSi’s business with our existing business, which is expected to be a costly and time-consuming process. The integration may result in material challenges, including, without limitation:
•Our management might have its attention diverted from ongoing business concerns while trying to integrate these operations, and we could experience performance shortfalls as a result of the devotion of management’s attention to the integration efforts.

•The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could materially adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the transactions, and could harm our financial performance.
•We could encounter unanticipated issues in integrating information technology, communications and other systems that could harm our financial performance.
•If we are unable to successfully or timely integrate our operations with GRSi, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies, and other anticipated benefits resulting from the acquisition, and our business, results of operations, and financial condition may be materially adversely affected.
In connection with the acquisition, we may be required to take write-downs or write-offs, restructuring and impairment, or other charges that could negatively affect our business, assets, liabilities, prospects, outlook, financial condition, and results of operations.
Although we have conducted extensive due diligence on GRSi in connection with the acquisition, we cannot assure that this diligence revealed all material issues that may be present, that it would be possible to uncover all material issues through customary due diligence, or that factors outside of our control will not later arise. We have also purchased representations and warranties insurance in connection with the acquisition, but there is no assurance that those policies will cover any losses we might experience from breaches of the sellers’ representations and warranties or otherwise arising from the acquisition. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Further, as a result of the acquisition, purchase accounting, and the proposed operation of the combined company after closing, we may be required to take write-offs or write-downs, restructuring and impairment or other charges that could negatively affect business, assets, liabilities, prospects, outlook, financial condition and results of operations after closing of the acquisition.
We may have difficulty identifying and executing acquisitions on favorable terms and therefore may grow at slower than anticipated rates.
One of our potential paths to growth is to selectively pursue acquisitions. Through acquisitions, we may be able to expand our base of customers, increase the range of solutions we offer to our customers and deepen our penetration of existing markets and customers. We may not identify and execute suitable acquisitions. To the extent that management is involved in identifying acquisition opportunities or integrating new acquisitions into our business, our management may be diverted from operating our core business. Without acquisitions, we may not grow as rapidly otherwise, which could cause our actual results to differ materially and adversely from those anticipated.
We may encounter other risks in regard to making acquisitions, including:
•increased competition for acquisitions may increase the costs of our acquisitions;
•non-discovery or non-disclosure of material liabilities during the due diligence process, including omissions by prior owners of any acquired businesses or their employees in complying with applicable laws or regulations, or their inability to fulfill their contractual obligations to the Federal government or other customers; and
•acquisition financing may not be available on reasonable terms or at all.
Any of these risks could cause our actual results to differ materially and adversely from those anticipated.

We may have difficulty integrating the operations of companies we acquire, which could cause actual results to differ materially and adversely from those anticipated.
The success of a potential future acquisition strategy depends upon our ability to successfully integrate the businesses. We may have difficulty integrating a business that we may acquire in the future. The integration of a business into our operations may result in unforeseen operating difficulties, absorb significant management attention and require significant financial resources that would otherwise be available for the ongoing development of our business. These integration difficulties include the integration of personnel with disparate business backgrounds, the transition to new information systems, coordination of geographically dispersed organizations, loss of key employees of acquired companies, and reconciliation of different corporate cultures. For these or other reasons, we may be unable to retain key customers of acquired companies. Moreover, any acquired business may not generate the revenue or net income we expected or produce the efficiencies or cost-savings we anticipated. Any of these outcomes could cause our actual results to differ materially and adversely from those anticipated.
Risks Relating to Our Outstanding Indebtedness
We have incurred debt in connection with acquisitions and we must make the scheduled principal and interest payments on the facility and maintain compliance with other debt covenants.
On December 8, 2022, we entered into a second amended and restated credit agreement with First National Bank of Pennsylvania and certain other lenders (the “Credit Agreement”). The Credit Agreement requires compliance with a number of financial covenants and contains restrictions on our ability to engage in certain transactions, including limitations on: granting liens; incurring other indebtedness; disposing assets; making investments in other entities; and completing other mergers and consolidations. Also, the Credit Agreement requires us to comply with certain financial covenants including a minimum fixed charge coverage ratio and a maximum total leverage ratio. In addition, the Credit Agreement also requires prepayments of a percentage of excess cash flow. Accordingly, a portion of our cash flow from operations was dedicated to the repayment of our indebtedness and we expect future cash flow to be used to reduce our indebtedness. The loan agreement provides for customary events of default, including, among other things, a payment default, covenant default or defaults on other indebtedness or judgments in excess of a stipulated amount, change of control events, suspension or disbarment from contracting with the Federal government and the material inaccuracy of our representations and warranties. If we are unable to make the scheduled principal and interest payments on the Credit Agreement or maintain compliance with other debt covenants, we may be in default under the loan agreement, which if not waived, could cause our debt to become immediately due and payable and enable the lenders to enforce their rights under the Credit Agreement. Such an event would likely have a material adverse effect on our business, financial condition and results of operations.
Risks Relating to Our Corporate Structure and Capital Stock
Our stock price may be volatile and your investment in our common stock may suffer a decline in value.
The price of our common stock could be subject to fluctuations and may decline in the future due to risks defined herein, or due to factors beyond our control, including changes in market conditions such as increased interest rates, a recession, or a change in Federal spending priorities. Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of our common stock.
Since we have not paid dividends on our common stock, you cannot expect dividend income from an investment in our common stock.
We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Current lenders do and future potential lenders may prohibit us from paying dividends without prior consent. Therefore, holders of our common stock may not receive any dividends on their investment in us. Earnings, if any, may be retained and used to finance the development and expansion of our business.

We may issue preferred stock with rights senior to our common stock, which may adversely impact the voting and other rights of the holders of our common stock.
Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors up to an aggregate of 5,000,000 shares of preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which would adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of us, which could have the effect of discouraging bids for our Company and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock, in order to discourage or delay a change of control of our Company, we may do so in the future. In addition, we may determine to issue preferred stock in connection with capital raising efforts and the terms of the stock so issued could have special voting rights or rights related to the composition of our Board.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock, or other securities convertible into or exchangeable or exercisable for our common stock, in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell shares of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The exercise or vesting of our outstanding common stock options and restricted stock units may depress our stock price and dilute your ownership of the Company.
To the extent that options are exercised or restricted stock units vest, dilution to our shareholders will occur. We cannot foresee the impact of any potential sales of our common shares on the market, but it is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is also unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of these securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by those securities. To the extent that these securities are exercised, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of these securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by those securities.
Anti-takeover provisions in our Articles of Incorporation make a change in control of us more difficult.
The provisions of our Articles of Incorporation and the New Jersey Business Corporation Act, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors might be willing to pay in the future for our common stock. Among other things, these provisions require certain supermajority votes and establish certain advance notice procedures for nomination of candidates for election as directors and for shareholders’ proposals to be considered at shareholders’ meetings. In addition, the New Jersey Business Corporation Act contains provisions that, under certain conditions, prohibit business combinations with 10% shareholders and any New Jersey corporation for a period of five years from the time of acquisition of shares by the 10% shareholder. The New Jersey Business Corporation Act also contains provisions that restrict certain business combinations and other transactions between a New Jersey corporation and 10% shareholders.

Our executive officers, directors and significant stockholders will be able to influence matters requiring stockholder approval.
As of March 31, 2023, our executive officers, directors and largest shareholder (Wynnefield Capital, Inc. and its affiliates) own approximately 39.9% of our outstanding common stock. Within this amount, Wynnefield Capital, Inc. and its affiliates own approximately 26.6% of our outstanding common stock. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale or merger of our company and may negatively affect the market price of our common stock. These matters might include proxy contests, tender offers, mergers or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for shares of our common stock. In addition, persons associated with Wynnefield Capital, Inc. currently serve on our Board of Directors. As a result of this share ownership and relationships on our Board of Directors, our largest stockholder will be able to influence all affairs and actions of our company, including matters requiring stockholder approval such as the election of directors and approval of significant corporate transactions. The interests of our principal stockholders may differ from the interests of the other stockholders.
General Business Risks
We may experience fluctuations in our revenues and operating results from period to period.
Our revenue and operating results may fluctuate significantly and unpredictably in the future. We have expended, and will continue to expend, substantial resources to enhance our health services offerings and expansion into the Federal health market. We may incur growth expenses before new business revenue is realized, thus showing lower profitability in a particular period or consecutive periods. Other factors which may cause our cash flows and results of operations to vary from quarter to quarter include: the terms and progress of contracts; expenses related to certain contracts which may be incurred in periods prior to revenue being recognized; the commencement, completion or termination of contracts during any particular quarter; the timing and terms of award contracts; and government budgetary delays or shortfalls. We may be unable to achieve desired levels of revenue growth due to circumstances that are beyond our control, as already expressed regarding competition, government budgets, and the procurement process in general. In particular, if the Federal government does not adopt, or delays adoption of, a budget for each fiscal year beginning on October 1, or fails to pass a continuing resolution, federal agencies may be forced to suspend our contracts and delay the award of new and follow-on contracts and orders due to a lack of funding. Also, some aspects of this work can be seasonal with regard to resources and funding and it is difficult to predict the timing of when those resources will be expended. Although we continue to manage our operating costs and expenses, there is no guarantee that we will significantly increase future revenue and profit in any particular future period. Revenue levels achieved from our customers, the mix of solutions that we offer and our performance on future contracts will affect our financial results. Further, changes in the volume of activity and the number of contracts commenced, completed or terminated during any quarter may cause significant variations in our cash flows and results of operations. Therefore, period-to-period comparisons of our operating results may not be a good indication of our future performance.
An increase in the prices of goods and services could raise the costs associated with providing our services, diminish our ability to compete for new contracts or task orders and/or reduce customer buying power.
We may experience an increase in the costs in our supply and labor markets due to global inflationary pressures and other various geopolitical factors. We generate a portion of our revenues through various fixed price and multi-year government contracts which anticipate moderate increases in costs over the term of the contract. With the current pace of inflation our standard approach to moderate annual price escalations in our bids for multi-year work may be insufficient to counter inflationary cost pressures. This could result in reduced profits, or even losses, as inflation increases, particularly for fixed priced contracts and our longer-term multi-year contracts. In the competitive environment in which we operate as a government contractor, the lack of pricing leverage and ability to renegotiate long-term, multi-year contracts, could reduce our profits, disrupt our business, or otherwise materially adversely affect our results of operations.

Our results of operations could in the future be materially adversely impacted by global, macroeconomic events, such as the coronavirus pandemic (COVID-19), and the response to contain it.
The coronavirus (COVID-19) pandemic and the mitigation efforts to control its spread have created significant volatility, uncertainty and economic disruption. The extent to which the coronavirus pandemic and recovery activity impacts our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic, including our ability to fully perform on our contracts as a result of government actions or reduction in personnel due to the Federal vaccine mandate which requires all Federal contractors to be vaccinated; the impact of the pandemic on economic activity and actions taken in response; the effect on our clients and client demand for our services and solutions; our ability to sell and provide our services and solutions, including as a result of travel restrictions and people working from home and any closures of our and our clients’ offices and facilities, particularly at our pharmacy distribution centers. Furthermore, the significant increase in remote working of our employees may exacerbate certain risks to our business, including an increased demand for information technology resources and the increased risk of malicious technology-related events, such as cyberattacks and phishing attacks. Customers may also slow down decision making, delay planned work or seek to terminate existing agreements. Government agencies are our primary customers and the long-term impact of increased government spending in response to COVID-19 remains uncertain. The duration and spread of the pandemic still may cause reduced demand for certain services we provide, particularly if its results in a recessionary economic environment or the spending priorities of the U.S. government shift in ways adverse to our business focus. Any of these events could materially adversely affect our business, financial condition, results of operations and the market price of our common stock.
Our profits and revenues could suffer if we are involved in legal proceedings, investigations, and disputes.
We are exposed to legal proceedings, investigations and disputes. In addition, in the ordinary course of our business we may become involved in legal disputes regarding personal injury or employee disputes. While we provide for these types of incidents through commercial third-party insurance carriers, we often defray these types of cost through higher deductibles. Any unfavorable legal ruling against us could result in substantial monetary damages by losing our deductible portion of carried insurance. We maintain insurance coverage as part of our overall legal and risk management strategy to lower our potential liabilities. If we sustain liabilities that exceed our insurance coverage or for which we are not insured, it could have a material adverse impact on our results of operations, cash flows and financial condition, including our profits, revenues and liquidity.
We are dependent upon certain of our management personnel and do not maintain “key personnel” life insurance on our executive officers.
Our success to date has resulted in part from the significant contributions of our executive officers. Our executive officers are expected to continue to make important contributions to our success. Currently, certain of our officers are under employment contracts. However, we do not maintain “key personnel” life insurance on any of our executive officers. Loss for any reason of the services of our key personnel could materially affect our operations.
If we are unable to attract qualified personnel, our business may be negatively affected.
We rely heavily on our ability to attract and retain qualified professionals and other personnel who possess the skills, experience, and licenses necessary in order to provide our solutions for our assignments. Our business is materially dependent upon the continued availability of such qualified personnel. Our inability to secure qualified personnel would have a material adverse effect on our business. The cost of attracting qualified personnel and providing them with attractive benefits packages may be higher than we anticipate and, as a result, if we are unable to pass these costs on to our clients, our profitability could decline. Moreover, if we are unable to attract and retain qualified personnel, the quality of our services may decline and, as a result, we could lose clients.

We may not be fully covered by the insurance we procure and our business could be adversely impacted if we were not able to renew all of our insurance plans.
Although we carry multiple lines of liability insurance (including coverage for medical malpractice and workers’ compensation), they may not be sufficient to cover the total cost of any judgments, settlements or costs relating to any present or future claims, suits or complaints. If we are unable to secure renewal of our insurance contracts or the renewal of such contracts with favorable rates and with competitive benefits, our business could be adversely affected. In addition, sufficient insurance may not be available to us in the future on satisfactory terms or at all. Further, the fact that the majority of our employees are located at customer locations increases our potential liability for negligence and professional malpractice and such liabilities may not become immediately apparent. Any increase in our costs of insurance will impact our profitability to the extent that we cannot offset these increases into our costs of services. If our insurance is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, our business, financial condition, results of operations and liquidity could be materially adversely affected.
Our financial condition may be affected by increases in employee healthcare claims and insurance premiums, and workers’ compensation claims and insurance rates.
Our current workers’ compensation and medical plans are partially self-funded insurance programs. The Company currently pays base premiums plus actual losses incurred, not to exceed certain individual and aggregate stop-loss limits. In addition, health insurance premiums, and workers' compensation rates for the Company are in large part determined by our claims experience. These categories of expenditure comprise a significant portion of our direct costs. If we experience a large increase in claim activity, our direct expenditures, health insurance premiums, unemployment taxes or workers' compensation rates may increase. Although we employ internal and external risk management procedures in an attempt to manage our claims incidence and estimate claims expenses and structure our benefit contracts to provide as much cost stability as reasonably possible given the self-funded nature of our plans, we may not be able to prevent increases in claim activity, accurately estimate our claims expenses or pass the cost of such increases on to our clients. Since our ability to incorporate such increases into our fees to our clients is constrained by contractual arrangements with our clients, a delay could occur before such increases could be reflected in our fees, which may reduce our profit margin. As a result, such increases could have a material adverse effect on our financial condition, results of operations and liquidity.
Changes to U.S. tax laws may adversely affect our financial condition or results of operations and create the risk that we may need to adjust our accounting for these changes.
The accounting treatment of these tax laws changes is complex, and some of the changes may affect both current and future periods. Consistent with guidance from the SEC, our consolidated financial statements reflect our estimates of the tax effects of the current tax laws and regulation.
We are exposed to increased costs and risks associated with complying with increasing and new regulation of corporate governance and disclosure standards.
Since the implementation of the Sarbanes-Oxley Act of 2002, we spend a significant amount of management’s time and resources (both internal and external) to comply with changing laws, regulations and standards relating to corporate governance and public disclosures. This compliance requires management’s annual review and evaluation of our internal control systems. This process has caused us to engage outside advisory services and has resulted in additional accounting and legal expenses. We may encounter problems or delays in completing these reviews and evaluation and the implementation of improvements. If we are not able to timely comply with the requirements set forth in the Sarbanes-Oxley Act of 2002, we might be subject to sanctions or investigation by regulatory authorities. Any such action could materially adversely affect our business and our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” and “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections regarding our future financial performance; our anticipated growth and trends in our businesses; our capital needs and capital expenditures; competitive changes in the marketplace for our services; and other characterizations of future events or circumstances are forward-looking statements. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The factors listed under “Risk Factors” in this prospectus, any applicable prospectus supplement, and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:
•our ability to maintain relationships with key government entities or prime contractors or joint venture partners, from whom our revenue is derived;
•our dependence on contracts with United States (“U.S.”) federal, state and local, and international governments, agencies and departments for the majority of our revenue;
•the ability of government customers to terminate contracts on short notice, with or without cause;
•the effects of future legislative or government budgetary changes or delays in the U.S. government contract procurement process or the award of contracts;
•failure by Congress or other governmental bodies to approve budgets and debt ceiling increases in a timely fashion and related reductions in government spending;
•failure of the current presidential administration and Congress to agree on spending priorities, which may result in temporary shutdowns of non-essential federal functions, including our work to support such functions;
•changes in federal government budgeting and spending priorities;
•incurrence of a substantial amount of debt with increased interest expense and amortization demands, compliance with bank financial and other covenants;
•difficulties in integrating acquired businesses and achieving the anticipated benefits of acquisitions;
•the challenges of managing larger and more widespread operations and risks form expanding our service offerings and client base;
•the outcome of reviews or audits, which might result in financial penalties and reduce our ability to respond to invitations for new work;
•government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) risks, including in connection with re-competes for present business;
•a failure to comply with laws governing our business, which might result in fines, penalties and other sanctions;

•our ability to successfully bid for and accurately price contracts to generate our desired profit;
•failure to realize the full amount of our backlog;
•effects of the novel coronavirus disease (“COVID-19”), or any other future pandemic, and related national, state and local government actions and reactions, on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook;
•our ability to manage capital investments and up-front costs incurred before we receive related payments;
•our ability to maintain technology systems and otherwise protect confidential or protected information; and
•other factors, including those discussed in “Risk Factors” in this prospectus and incorporated by reference into this prospectus.
You should carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” before you invest in our securities. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and in any applicable prospectus supplement under the heading “Risk Factors,” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, the funding internal and/or collaborative sales, marketing and distribution expenditures, capital expenditures and working capital needs. We also may use a portion of the net proceeds received from the sale of securities pursuant to this prospectus to acquire other companies or businesses and the repayment or refinancing of our existing debt, although we currently have no agreements or commitments in this regard other than to service our existing debt. We have not determined the amount of net proceeds from sales of securities pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities. The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.
THE SECURITIES WE MAY OFFER
We may sell from time to time, in one or more offerings:
•common stock;
•preferred stock;
•warrants to purchase common stock or preferred stock;
•rights to purchase common stock or preferred stock;

•units of securities; or
•any combination of the foregoing securities.
The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the law of the State of New Jersey.
Common Stock
We are authorized to issue 40,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2023, there were 13,792,769 shares of common stock outstanding. Our common stock is quoted on the Nasdaq Capital Market under the symbol “DLHC.” In addition, as of such date, we had issued and outstanding (a) options to purchase an aggregate of 2,465,700 shares of common stock and (b) 387,945 unvested restricted stock units. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders of any series of preferred stock which we may designate and issue in the future.
Transfer Agent and Registrar. Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
Preferred Stock
We are authorized to issue 5,000,000 shares of preferred stock, par value $0.10 per share. Currently, there are no shares of preferred stock issued and outstanding.
We may issue authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of New Jersey. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and New Jersey law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including
•the maximum number of shares in the series and the distinctive designation;
•the terms on which dividends will be paid, if any;
•the terms on which the shares may be redeemed, if at all;
•the liquidation preference, if any;
•the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•the voting rights, if any, on the shares of the series; and
•any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.
We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.
The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then-current dividend period; or

•if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then-current dividend period.
In addition, we will not acquire any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then-current dividend period; or
•if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then-current dividend period.
However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation. If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of preferred stock to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws and of New Jersey Law
Certain provisions of our certificate of incorporation and bylaws and New Jersey law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The following summary of certain provisions of our certificate of incorporation and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find More Information” in this prospectus.
Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions which could delay or prevent a third party from acquiring shares of our common stock or replacing members of our board of directors. Our certificate of incorporation allows our board of directors to issue shares of preferred stock. Our board of directors can determine the price, rights, preferences, and privileges of those shares without any further vote or action by the stockholders. As a result, our board of directors could make it difficult for a third party to acquire a majority of our outstanding voting stock. Since management is appointed by the board of directors, any inability to effect a change in the board of directors may result in the entrenchment of management. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.
Further, our bylaws provide that the size of the board of directors shall be fixed as determined from time to time by the board. The directors are to be elected at the annual meeting of the stockholders and each director elected shall hold office until his or her successor is elected and qualified. Any director or the entire board of directors may be removed, either with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may be filled by the affirmative vote of a majority of the directors then in office. Any additional directorships resulting from an increase in the number of directors may also be filled by the directors.
Our bylaws also provide that special meetings of our stockholders may be called only by the chairman of our board of directors or our President or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our bylaws also include advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.
New Jersey anti-takeover law
New Jersey law restricts the ability of certain persons to acquire control of a New Jersey corporation. In general, a corporation organized under the laws of New Jersey with its principal executive offices or significant business operations located in New Jersey (a “resident domestic corporation”) may not engage in a “business combination” with an “interested stockholder” for a period of five years following the interested stockholder’s becoming such unless the business combination is approved by the board of directors prior to the stock acquisition date or the transaction which caused the person to become an interested stockholder was approved by the board of directors prior to that stockholder’s stock acquisition date and any subsequent business combination is approved by disinterested directors and the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested stockholder at a meeting called for such purpose. Covered business combinations include certain mergers, dispositions of assets, issuances or transfers of shares and recapitalizations. An interested stockholder is generally a shareholder owning at least 10% of the voting power of a corporation’s outstanding shares.
In addition, after the prohibition on business combinations during the first five years after a person becomes an interested stockholder, a resident domestic corporation may not engage in a business combination with the interested stockholder other than:
•a business combination approved by the board prior to the interested stockholder’s stock acquisition date;
•a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose; or
•a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested stockholder from the date the person became an interested stockholder and at least the market value per share of common stock on the date of the announcement of the business combination or the interested stockholder’s stock acquisition date less dividends. In general, a resident domestic corporation may not opt out of the foregoing provisions.
The New Jersey Business Corporation Act provides that, unless otherwise stated in a provision of the New Jersey Business Corporation Act, or the certificate of incorporation, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as the amendment contains only such provisions as might lawfully be contained in the original certificate of incorporation filed at the time of making such amendment, by a resolution adopted by the Board of Directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. There is no super-majority voting, fair price or similar provision in our certificate of incorporation.
Limitation of liability and indemnification
Our By-Laws require us to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of our company or any predecessor of our company is or was serving at the request of our company or a predecessor of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys’ fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.
In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our Certificate of Incorporation eliminates the personal liability of officers and directors to our company and to stockholders for monetary damage for violation of a director’s duty owed to our company or our shareholders, under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into either between us and the warrant holders directly or between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to the warrants being offered pursuant to such prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date and compliance with other procedures for the proper exercise of such warrants as described in a prospectus supplement and the warrant agreement which is issued. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, the prospectus supplement will describe any other provisions which may be included in warrants which we may issue that would result in an adjustment to the number of securities a holder will be entitled to receive upon exercise and/or in the exercise price of such warrant.

Terms of Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of warrants;
•the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be exercisable in cash, securities or other property;
•the dates on which the right to exercise the warrants shall commence and expire;
•if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants;
•any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled to vote, consent to or receive dividends; receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or exercise any rights as our stockholders until they exercise their warrants and receive shares of stock.
DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock or preferred stock in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:
•the title of such rights;
•the securities for which such rights are exercisable;
•the exercise price for such rights;
•the date of determining the security holders entitled to the rights distribution;
•the number of such rights issued to each security holder;
•the extent to which such rights are transferable;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;
•the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
•the conditions to completion of the rights offering;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter in connection with the rights offering; and
•any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.
Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.
Rights Agent
The name and address of the rights agent for any rights we offer will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
General
We may issue units consisting of common stock, preferred stock, warrants, or rights for the purchase of common stock and/or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
We may issue units in such amounts and in such numbers of distinct series as we determine. The provisions described in this section, as well as those described under “Description of Capital Stock”, “Description of Warrants”, and “Description of Units” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant or unit agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;

•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are global securities, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. We will specify the depository for global securities issued under this prospectus in the applicable prospectus supplement.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security. If securities are issued only as a global security, an investor should be aware of the following:
•An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;
•An investor may not be able to sell interests in the securities to certain institutions that are required by law to own their securities in non-book-entry form;
•An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;
•The depositary may require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds his or her interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. A global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period after we receive notice or become aware of such condition;
•if we notify any applicable trustee that we wish to terminate that global security; or
•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived and we have received a request from the depositary for the discontinuance of securities in global form.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
PLAN OF DISTRIBUTION
We may sell the securities to be offered by this prospectus in one or more of the following ways from time to time:
•through agents to the public or to investors;
•through underwriting syndicates represented by one or more managing underwriters;
•to underwriters, brokers or dealers for resale to the public or to investors;
•through “at the market” offerings;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers in negotiated sales or competitively bid transactions; or
•through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions as the prospectus supplement specifies:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
We will set forth in a prospectus supplement the terms of the offering of the securities, including
•the name or names of any agents, dealers or underwriters;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which any class or series of securities may be listed.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers or other persons, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Trading Markets and Listing of Common Stock
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is quoted on the Nasdaq Capital Market under the trading symbol “DLHC.” We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Currently, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that: the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Market Making, Stabilization and Other Transactions
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriters that are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Indemnification
We may provide agents, dealers, underwriters and other persons with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.
General
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities by this prospectus will be passed upon for us by Becker New York, P.C. Principals of Becker New York, P.C. own shares of our common stock.
EXPERTS
Our consolidated balance sheets as of September 30, 2022 and 2021, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended September 30, 2022 and 2021, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Grove Resource Solutions, Inc. for the years ended December 31, 2021 and 2020 have been audited by CohnReznick LLP, independent auditors, as set forth in their report thereon appearing in the Current Report on Form 8-K/A filed by DLH Holdings Corp. dated February 23, 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement in accordance with the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information. We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.
We also maintain an Internet website at www.dlhcorp.com which can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, and you should not consider it to be a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference in this prospectus:
•our Annual Report on Form 10-K for the year ended September 30, 2022;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022 and March 31, 2023;
•our Current Reports on Form 8-K or Form 8-K/A (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) dated October 6, 2022, November 14, 2022, December 8, 2022, December 14, 2022, January 27, 2023, February 2, 2023, February 23, 2023, and March 14, 2023;
•our definitive proxy statement on Schedule 14A; filed on January 27, 2023; and
•A description of our common stock contained in our registration statement on Form 8-A filed on April 27, 1990.
We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or in any other filing where we indicate that such information is being furnished and not “filed” under the Exchange Act, is not deemed to be filed and not incorporated by reference herein. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

DLH Holdings Corp.
Chief Financial Officer
3565 Piedmont Road, NE
Building 3- Suite 700
Atlanta, GA 30305
(678) 935-1520
Copies of these filings are also available at no cost on our website, www.dlhcorp.com or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
$100,000,000
DLH HOLDINGS CORP.
COMMON STOCK, PREFERRED STOCK, WARRANTS, RIGHTS AND UNITS

PROSPECTUS

               , 2023
Until               , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, all of which shall be borne by DLH Holdings Corp. All of such fees and expenses, except for the SEC registration fee, are estimated:

Securities and Exchange Commission Registration Fee	$4,530	*
Printing Expenses		(1)
Accounting Fees and Expenses		(1)
Legal Fees and Expenses		(1)
FINRA Filing Fee		(1)
Transfer agent and registrar fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)
__________________
*Represents the registration fee of $11,020, less $6,490 previously paid in connection with unsold securities pursuant to Rule 415(a)(6)
(1)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These expenses will be reflected in the applicable prospectus supplement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates.
Item 15     Indemnification of Directors and Officers.
Our By-Laws require us to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of our company or any predecessor of our company is or was serving at the request of our company or a predecessor of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys’ fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.
In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our Certificate of Incorporation eliminates the personal liability of officers and directors to our company and to stockholders for monetary damage for violation of a director’s duty owed to our company or our shareholders, under certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16     List of Exhibits.
The following exhibits are filed with this Registration Statement.

Exhibit Number	Description
1.1	Underwriting Agreement §
3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit A to Definitive Proxy Statement dated May 1, 2000 as filed with the Securities and Exchange Commission).
3.1.1
Amendment to Amended and Restated Certificate of Incorporation of DLH Holdings Corp. (filed as Exhibit B to Definitive Proxy Statement dated March 13, 2008 as filed with the Securities and Exchange Commission).

3.1.2	Amendment to Amended and Restated Certificate of Incorporation of DLH Holdings Corp. filed June 25, 2012 (filed as Exhibit 3.1 to Current Report on Form 8-K filed on June 26, 2012).
3.1.3	Amendment to Amended and Restated Certificate of Incorporation filed February 12, 2015 (filed as Appendix A to the Proxy Statement dated December 31, 2014)
3.2	Amended and Restated By-Laws of Registrant adopted as of August 27, 2020 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed August 31, 2020).
4.1	Form of Common Stock Certificate. (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017).
4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock. §
4.3	Form of Warrant Certificate §
4.4	Form of Warrant Agreement §
4.5	Form of Rights Agreement and Rights Certificate §
4.6	Form of Unit Agreement and Unit Certificate §
5.1	Opinion of Becker New York, P.C. *
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of CohnReznick LLP *
23.3	Consent of Becker New York, P.C. (included in Exhibit 5.1). *
24.1	Power of Attorney (included on signature page of this Registration Statement)
107	Calculation of Filing Fee Tables *
__________________
*Filed herewith.
§To be filed by amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference in connection with an offering of securities registered hereunder.
Item 17.     Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i)if the registrant is relying on Rule 430B:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)That, for purposes of determining any liability under the Securities Act:
(i)the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 30, 2023.

DLH HOLDINGS CORP.

By:	/s/ Kathryn M. JohnBull
Name:	Kathryn M. JohnBull
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of DLH Holdings Corp., a New Jersey corporation, do hereby constitute and appoint Zachary C. Parker and Kathryn M. JohnBull, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. In witness whereof, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Zachary C. Parker	Chief Executive Officer and President (Principal Executive Officer)	May 30, 2023
Zachary C. Parker

/s/ Frederick G. Wasserman	Chairman of the Board	May 30, 2023
Frederick G. Wasserman

/s/ Judith L. Bjornaas	Director	May 30, 2023
Judith L. Bjornaas

/s/ Martin J. Delaney	Director	May 30, 2023
Martin J. Delaney

/s/ Dr. Elder Granger	Director	May 30, 2023
Dr. Elder Granger

/s/ Dr. Frances M. Murphy	Director	May 30, 2023
Dr. Frances M. Murphy

/s/ Austin J. Yerks III	Director	May 30, 2023
Austin J. Yerks III

/s/ Stephen J. Zelkowicz	Director	May 30, 2023
Stephen J. Zelkowicz

/s/ Kathryn M. JohnBull	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 30, 2023
Kathryn M. JohnBull